SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                            Commission Only (as
                                            permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MacDermid, Incorporated

                   (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.
     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:

     4)  Date Filed:

     (MacDermid)
     (Logo)
                          MACDERMID, Incorporated
                             245 Freight Street
                         Waterbury, CT. 06702-0671

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 20, 1995

     The Annual Meeting of Shareholders of MacDermid, Incorporated ("MacDermid") will be held at the Holiday Inn Waterbury, 63 Grand
Street, Waterbury, Connecticut, on Thursday, July 20, 1995 at 3:30 P.M. EDT, for the following purposes:

     1. To elect five directors to hold office until the next annual meeting and until their successors are elected and qualified;

     2. To consider and act upon a proposal to approve the MacDermid, Incorporated 1995 Equity Incentive Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on June 1, 1995 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.

      You are requested to promptly vote, date and sign the enclosed proxy and return it in the enclosed postage-paid envelope at your earliest convenience prior to the meeting. Because it is impractical to eliminate duplication, separate proxies are mailed to persons whose names are shown in more than one way on MacDermid's stock records. Therefore, you may receive more than one proxy. Please vote, date, sign and return all proxies received.

     If you are an employee participating in MacDermid's Employee Profit Sharing or Employee Stock Ownership Plans, you will receive separate instructions covering shares held for your account in such plan or plans.

     Your proxy vote is very important. Prompt return of all your proxies will minimize proxy solicitation expense, assure a quorum and avoid confusion and delay at the meeting.

                                By Order of the Board of Directors,

Waterbury, Connecticut             JOHN L. CORDANI
June 26, 1995                      Corporate Secretary


IN ORDER TO AVOID UNNECESSARY EXPENSE, we urge you to indicate voting instructions on the enclosed proxy and date, sign and return it promptly PRIOR to the meeting in the envelope provided, no matter how large or small your holdings may be.

     (MacDermid
     (Logo)
                                 MACDERMID
                                Incorporated
                              245 Freight Street
                      Waterbury, Connecticut 06702-0671


                          PROXY STATEMENT GENERAL

     The accompanying proxy is being solicited by the Board of Directors of MacDermid, Incorporated ("MacDermid") for use at the annual meeting of shareholders of MacDermid and at any and all adjournments thereof (the "Meeting") to be held, pursuant to the accompanying Notice of Annual Meeting of Shareholders, at Holiday Inn Waterbury, 63 Grand Street, Waterbury, Connecticut on Thursday, July 20, 1995 at 3:30 P.M., EDT.

     Each holder of MacDermid's common stock (the "Common Stock") is entitled to one vote per share on each matter to be brought before the Meeting. Valid proxies will be voted as specified thereon at the Meeting. Any shareholder giving a proxy in the accompanying form (a "Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by (1) delivering written notice of such revocation to John L. Cordani, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671; (2) delivering to the Corporate Secretary a duly executed Proxy or other proxy form bearing a date subsequent to the date on the given Proxy; or (3) appearing at the Meeting and requesting to vote his or her shares in person. Any shareholder who attends the Meeting in person will not be deemed thereby to revoke the Proxy unless such shareholder affirmatively indicates at the Meeting his intention to vote the shares in person.

     Unless a shareholder provides contrary instructions on a Proxy, all shares represented by the Proxy (if not revoked before such shares are voted) will be voted for the election of the nominees for directors named below, for approval of the MacDermid, Incorporated 1995 Equity Incentive Plan, and by the persons granted the proxies in their discretion on any other business properly to come before the Meeting.

     MacDermid has retained D.F. King & Co., Inc. of New York, New York ("King") to assist with the solicitation of Proxies and the mailing and distribution of proxy material. The anticipated cost of King's services, including reimbursement for expenses, is approximately $8,500. MacDermid will bear the cost of the solicitation of Proxies, which may include the reasonable expenses of brokerage firms and others for forwarding Proxies and proxy material to the beneficial owners of Common Stock of MacDermid. In addition to the use of the mails, Proxies may be solicited by King and by regular employees of MacDermid personally or by telephone or telegram. Votes will be counted by employees of Harris Trust Company of New York, New York ("Harris"), the Corporation's transfer agent. Harris will also provide an Inspector of Election who will certify the votes at the meeting of shareholders.

     Only holders of Common Stock of record at the close of business on June 1, 1995 are entitled to notice of and to vote at the Meeting. On that date there were 2,767,533 shares of Common Stock outstanding and entitled to be voted. Holders of a majority of such outstanding shares, present in person or represented by proxy, will be necessary to constitute a quorum at the Meeting. If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting will be necessary for the election of each nominee for director and for approval of the MacDermid, Incorporated 1995 Equity Incentive Plan. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Abstentions are counted in determining the shares represented at the Meeting with respect to each proposal presented to shareholders, but broker non-votes are not counted for such purpose.

     Any shares held for the account of a shareholder who participates in the MacDermid Dividend Reinvestment Plan will be voted automatically with the shareholder's other shares of Common Stock as directed by the shareholder on the enclosed Proxy.

     The approximate date on which this Proxy Statement and the accompanying Proxy are first sent to shareholders is June 26, 1995. MacDermid's Annual Report to Shareholders, containing financial statements for the fiscal year ended March 31, 1995, accompanies these proxy materials to each shareholder.



(EVERY SHAREHOLDER'S VOTE IS IMPORTANT)
Please complete, sign and return your proxy card in the enclosed envelope.

                                   ITEM 1

                            ELECTION OF DIRECTORS

     The Board of Directors, pursuant to the By-Laws, has fixed at five the number of directors to be elected at the Meeting. Shares represented by Proxies will be voted for the election of the nominees for director listed below, unless otherwise indicated. Each director of MacDermid shall serve until the next annual meeting and until his successor has been elected and qualified. All the nominees are currently directors of MacDermid.

     Management has no reason to believe that any nominee named below will be unable to serve as a director. If at the time of the Meeting a nominee should be unable to stand for election, it is the intention of the persons granted the Proxies to vote in their discretion for such person as may be designated as a nominee by the Board of Directors of MacDermid.

     Messrs. Walter F. Torrance, Jr., Robert F. Weltzien, and Francis M. White are retiring as Directors and will not be standing for re-election as Directors, posts in which they have served well and faithfully for many years.

     The following information has been provided by each director nominee.

                          -Nominees for Director-

HAROLD LEEVER  Mr. Leever joined MacDermid        (Full face photo of
in 1938.  He was elected President in 1954 and     Harold Leever will
Chairman of the Board in 1977.  Mr. Leever is      be placed here.)
active in a number of organizations concerned with education, health and youth development.
Mr. Leever has a B.S. degree in Chemical
Engineering from Michigan State University.

Principal occupation - Chairman of the Board of MacDermid

Director since 1947

207,035 shares - 7.48% (1)

Chairman of the Executive and Nominating Committees.

Age:  81

- ------------------------------------------------------------------------

                        --Nominees for Director --


(Full face photo of         DANIEL H. LEEVER  Mr. Leever joined
Daniel H. Leever will       MacDermid in 1982.  In 1989, he was
be placed here)             appointed Senior Vice President and
                            Chief Operating Officer.  In the
                            following year, he was appointed President and Chief Executive Officer. Mr. Leever attended undergraduate school at Kansas
                            State University and the Graduate School at the University of New Haven School of
                            Business.

Principal occupation -President and Chief Executive Officer of MacDermid

Director since 1989

124,803 shares - 4.38% (3)

Member of the Executive and Nominating Committees

Age:  46

- ------------------------------------------------------------------------

DONALD G. OGILVIE - Mr. Ogilvie is the
Executive Vice President of the American
Bankers Association.  He was from 1980 to
1985 a Vice President of Celanese Corporation       (Full face photo of
and from 1977 to 1980 Associate Dean of Yale        Donald G. Ogilvie
University's School of Organization and Management. will be placed here) Earlier he held posts in the U.S. Department of Defense and in the Executive Office of the President as Associate Director National Security and
International Affairs in the Office of Management and Budget. Mr. Ogilvie has a B.A. degree from Yale
University and an M.B.A. from Stanford University's
School of Business.

Principal occupation - Executive Vice President of American Bankers
  Association

Director since 1986

708 shares - *(2)

Member of the Audit, Compensation, Executive and Nominating Committees.

Age:  52

                       --Nominees for Director--

(Full face photo of           JAMES C. SMITH  Mr. Smith is Chairman of
James C. Smith                the Board and Chief Executive Officer of
will be placed here)          Webster Financial Corporation and its
                              its subsidiaries, First Federal Bank of
                              Waterbury, Connecticut and Bristol Savings
                              Bank of Bristol, Connecticut.  He also
                              serves and has served since prior to 1987 as President of Webster and First Federal.
                              Mr. Smith is active in a number of
                              organizations dedicated to enhancing the quality of life in the communities served by Webster. Mr. Smith has an AB degree from Dartmouth College.

Principal occupation - Chairman of the Board and Chief Executive Officer of Webster Financial Corporation and its subsidiaries, First Federal Bank and Bristol Savings Bank.

Director since 1994

1,000 shares  - * (2)

Member of the Audit, Compensation, Executive and Nominating Committees.

Age:  46

- ------------------------------------------------------------------------

THOMAS W. SMITH  Mr. Smith is and since 1973      (Full face photo of
has been the President of Prescott Investors,      Thomas W. Smith will
Inc.  He is on the board of directors of Lawson    be placed here)
Products, Inc. and The New York City Technical
College Foundation. Mr. Smith has a B.A. degree from Miami University and an M.A. from the University of California at Berkeley.

Principal occupation - President of Prescott Investors, Inc.

Director since 1989

211,460 shares - 7.64%(4)

Chairman of the Audit and Compensation Committees and a member of the Executive and Nominating Committees

Age:  67

- ------------------------------------------------------------------------

* Indicates less than 1% of the outstanding shares of Common Stock.

Notes to Election of Directors

     (1) Includes 21,900 shares owned by his wife, Ruth Ann Leever, as to all of which shares Mr. Leever disclaims any beneficial interest, and 5,520 shares held by MacDermid's Profit Sharing and Employee Stock Ownership Plans. Mr. Leever has sole voting power with respect to 179,615 shares. The Bank of Boston Connecticut, as trustee of a revocable trust, may have or succeed to the rights to vote 150,275 shares. A portion of the information for Mr. Leever was obtained from his amended Schedule 13G dated February 13, 1995. MacDermid has entered into an agreement with Mr. Leever that up to the greater of $522,988 or the then face amount of a life insurance policy held by MacDermid on Mr. Leever's life will be used to purchase a portion of his MacDermid shares upon his death. The total purchases to be made are not to exceed the total of the state and federal estate taxes and funeral and administration expenses of Mr. Leever's estate. The price per share of such purchase is to be the market price at the time of death.

     (2) Owner has sole investment and voting power.

     (3) Includes 8,973 shares held by MacDermid's Profit Sharing and Employee Stock Ownership plans, 7,500 and 20,000 shares which are subject to restrictions on transfer until May 30, 1998 and May 17, 1999 respectively under the Special Stock Purchase Plan and 80,000 shares which may be acquired upon exercise of options granted under the Special Stock Purchase Plan. Also includes 7,062 shares held in trust by Mr. Leever for his minor son and 202 shares owned by his spouse, as to both of which Mr. Leever disclaims beneficial interest.

     (4) Includes 201,012 shares held by partnerships in which Mr. Smith is a general partner and 5,000 shares held by Prescott Investors, Inc. Employee Profit Sharing Plan, as to all of which Mr. Smith shares voting and investment power. A portion of the information for Prescott Investors, Inc. is taken from its amended Schedule 13D dated August 3, 1990.



                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation in the fiscal year ended March 31, 1995.

EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee is primarily responsible for implementing MacDermid's overall executive officer compensation policy of compensating MacDermid's executive officers with base salaries competitive with those of comparable companies, rewarding exceptional performance where appropriate and providing incentive for future such performance through incentive bonuses and equity incentives. MacDermid's executive compensation has three basic components: base annual salary, incentive bonus and equity incentives (long term compensation).

     In establishing levels of annual salary, incentive bonus and equity incentives, the Committee generally considers the following factors: (i) the compensation policies and practices of competitive and other businesses, (ii) the level and degree of responsibility of each officer,
(iii) the level of compensation and equity incentives which would be required to attract and hold qualified and experienced officers, (iv) the individual and collective performance and achievements of MacDermid's executive officers and (v) MacDermid's performance, growth and achievements relative to the industries in which MacDermid competes.

     MacDermid uses a comparator group of companies, some of which are in the specialty chemicals industry, (the "Comparator Group") to serve as a factor for determining the appropriate cash and equity incentive components of the program. The companies in the Comparator Group are selected based upon their similarity to MacDermid, as determined by total revenue and other relevant factors. Earnings trends, return on equity and other performance measures are compared. The size and composition of the Comparator Group may change from year to year. The Comparator Group differed from the group of companies included in the Media General Specialty Chemical stock index used in the Comparative Stock Performance graph on page 9. The Media General Specialty Chemical stock index, which consists of approximately 70 companies, is too unwieldy to use for compensation purposes because of the large number of companies and their disparate compensation practices. The Comparator Group is not used in the performance graph principally because of the need to maintain consistency in the indices or peer groups used in the graph.

     Before considering the other compensation factors discussed above, the Committee targets base annual compensation at a level which, together with incentive bonuses, would provide cash compensation to individual executives at below median market compensation levels for poor corporate performance, at median market compensation levels for good corporate performance, and above median market compensation levels for excellent corporate performance.

     Executive officers were eligible to receive incentive bonuses pursuant to MacDermid's Executive Incentive Bonus Plan, the purpose of which is to motivate executive officers to use their best efforts to enhance shareholder value through improvements in MacDermid's financial performance. The Committee uses a formula as a guide in determining the initial amount of the executive incentive bonus. The formula utilizes the following three factors, each of which is given equal weight: (i) the increase in consolidated earnings per share averaged over the most recent two-year period (the "EPS Change"), (ii) the relationship of net earnings to net sales ("ROS") and (iii) the relationship of net earnings to average shareholders' equity ("ROE"). An incentive bonus is paid with respect to a particular factor only if the EPS Change, ROS or ROE equal or exceed 3%, 4% and 14%, respectively. The amount of incentive bonus that is actually paid to executive officers is subject to adjustment by the Committee.

     During the fiscal year ended March 31, 1995 MacDermid's executive officers were eligible to receive equity incentives under the MacDermid Special Stock Purchase Plan (the "Plan"). The Committee administers the Plan, which was approved by MacDermid's shareholders in 1992, and awards equity incentives to executives and other employees of MacDermid. The purpose of awarding equity incentives under the Plan is to enable MacDermid to attract, retain and motivate its employees to exert their best efforts to enhance shareholder value by giving them the ability to participate in the long-term growth of MacDermid. The Committee generally considers the same factors in establishing the amounts of equity awards for MacDermid's executive officers as those listed above. The amounts of the awards are based upon the relative position of each executive officer within MacDermid and individual performance independent of the terms and amount of awards previously granted.

     Equity incentives awarded under the Plan are in the form of options to purchase a specified number of restricted shares of MacDermid Common Stock at an exercise price equal to 66.6% of the market price of the Common Stock on the date of award. The options are exercisable only during the four-year period beginning on the date of award. The shares of Common Stock acquired upon any exercise are treated as restricted stock for a period of four years commencing on the date of exercise. Such shares may not be sold during such period (other than to MacDermid at the exercise price) and must be resold to MacDermid at the exercise price if the Plan participant's employment with MacDermid is terminated during such period, except in the case of death, retirement, permanent disability or involuntary termination without cause. Such restrictions may, however, be waived by the Committee in its discretion from time to time. The Committee believes that the Plan allows executive officers to participate in the enhancement of shareholder value but only after requiring them to share in the risk of share ownership by holding restricted stock for a period of four years.

CHIEF EXECUTIVE OFFICER COMPENSATION

The base annual salary and incentive bonus for Daniel H. Leever, MacDermid's Chief Executive Officer, were determined utilizing the methods and factors discussed above. Mr. Leever's base annual salary was set at $275,000 in Fiscal Year 1995 based upon the foregoing factors and additional consideration including the growth of MacDermid's earnings to record levels and the Committee's appraisal of the effectiveness of programs instituted by Mr. Leever. Mr. Leever received a bonus for the fiscal year ended March 31, 1995 based on the stated bonus factors, each of which exceeded the minimum requirements for payment of a bonus, and adjusted to recognize programs implemented to improve the Corporation's capital structure, which, in the opinion of the Committee, will benefit the shareholders. MacDermid's performance during the fiscal year ended March 31, 1995 placed MacDermid solidly in the upper range of the Comparator Group. Approximately one-half of the incentive bonus was paid with respect to the EPS change with the balance attributable to the ROS and the ROE. During the fiscal year, Mr. Leever received the award of an option to purchase 25,000 shares of Common Stock. The size of the award was equal to the award that Mr. Leever received in fiscal 1994. In determining the size of the award, the Committee considered the likely effect upon shareholder value of the success of the programs proposed and embarked upon by Mr. Leever.

     Respectfully submitted by,

                        THE COMPENSATION COMMITTEE
                         Thomas W. Smith, Chairman
                             Donald G. Ogilvie
                              James E. Smith
                          Walter F. Torrance, Jr.
                            Robert F. Weltzien
                             Francis M. White

                         SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes annual, long-term and other compensation paid by MacDermid and its subsidiaries for each of its three fiscal years ended March 31, 1995 to MacDermid's Chief Executive
Officer and four other most highly compensated executive officers.
                                                       Long-Term
                                                      Compensation
                           Annual Compensation          Awards
                           -------------------   -----------------------
                                                 Securities
                                                 underlying   All other
Name and                    Salary     Bonus      options   compensation
principal position   Year  ($) <F1>   ($) <F5>       (#)        ($) <F2>
- ------------------------------------------------------------------------
Daniel H. Leever     1995   287,000   481,250     25,000         35,268
President and        1994   260,724   125,000     25,000         17,752
Chief Executive      1993   226,600   125,000     25,000         15,854
Officer

Charles T. Cobb <F3> 1995   123,732   150,000      8,000        113,786
Vice President       1994    61,047     4,900      5,000         12,879
                     1993       -         -          -              -

Terrence C. Copeland 1995   124,500   180,000      5,000         24,301
Vice President       1994   119,492    30,000      2,000         21,016
                     1993   113,300    43,449      5,000          8,728

Michael A. Pfaff     1995   126,750   180,000     10,000         20,273
Vice President       1994   109,969   105,000      5,000         14,480
                     1993   103,393    73,736      5,000         10,809

Charles D. Rice <F4> 1995   147,676   209,375     15,000         24,354
Vice President       1994   140,180    50,000      5,000         22,994
Chief Financial      1993   120,345    46,469      5,000         18,114
Officer and
Treasurer


<F1>  Salary figures include certain amounts which, previous to 1992, would have been included in MacDermid's contribution to the Profit Sharing Plan. Employees generally have the right to contribute this amount to the Profit Sharing Plan under 401(k) rules. However, due to limitations imposed by Internal Revenue Service Rules, certain executive officers are prevented from making such a contribution and receive the amount as additional cash compensation.

<F2>  Amounts listed for 1995 include payments by MacDermid for premiums for split dollar life insurance in the amounts of $4,384, $27,984, $5,984 and $9,679 on behalf of, respectively, Messrs. Leever, Cobb, Copeland, Pfaff and Rice; contributions to the E.S.O.P. in the amounts of $3,110, $3,500, $2,250 and $3,583 on behalf of, respectively, Messrs. Cobb, Copeland, Pfaff and Rice; moving expense reimbursement in the amount of $72,351 on behalf of Mr. Cobb; contributions to the Profit Sharing Plan in the amounts of $29,792, $9,265, $11,172, $11,172 and
$14,151 on behalf of, respectively, Messrs. Leever, Cobb, Copeland, Pfaff and Rice; and premiums for term life insurance in the amounts of $1,092, $1,076, $1,416, $1,541 and $524 on behalf of, respectively,
Messrs. Leever, Cobb, Copeland, Pfaff and Rice.
<F3>  Annual compensation for Mr. Cobb is shown only for the periods following his appointment as executive officer.

<F4>  Mr. Rice resigned as an executive officer of MacDermid effective
April 15, 1995.

<F5>  Amounts listed for 1995 include a portion which has not been paid but which may be paid in restricted stock, subject to approval of the MacDermid,Incorporated 1995 Equity Incentive Plan by the Shareholders, and subject to the discretion of the Compensation Committee.






                           OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to stock options granted to the
Chief Executive Officer and the named executive officers during the fiscal year ended
March 31, 1995.

                                            Individual Grants
__________________________________________________________________________________________
                                                                                    Potential realizable value
                                 Percent                                            value at assumed annual
                    Number of    of total                                           rates of stock price
                    securities   options                                            appreciation for option term <F2>
                    underlying   granted to   Exercise  Market                     ----------------------------------
                    options      employees    or base   price
                    granted      in fiscal    price     on Date       Expiration
Name                (#) <F1>     year         ($/Sh)    of Grant      date          0%($)        5%($)      10%($)
- ---------------------------------------------------------------------------------------------------------------------
Daniel H. Leever    25,000       25.9%       $16.1505   $24.44         4/18/98     $202,488    $491,945    $895,788

Charles T. Cobb      8,000        8.3%       $16.1505   $24.44         4/18/98     $ 64,796    $157,422    $286,652

Terrence C.          5,000        5.2%       $16.1505   $24.44         4/18/98     $ 40,498    $ 98,389    $179,158
Copeland

Michael A. Pfaff    10,000       10.4%       $16.1505   $24.44         4/18/98     $ 80,995    $196,778    $358,315

Charles D. Rice     15,000       15.5%       $16.1505   $24.44         4/18/98     $121,493    $245,167    $537,473


<F1>  Shares of Common Stock acquired upon exercise of an option are treated as restricted stock for a period of four years commencing on the date of exercise. Such shares may not be sold during such period (other than to MacDermid at the exercise price) and must be resold to MacDermid at the exercise price if the participant's employment with MacDermid is terminated during such period, except in the case of death, retirement, permanent disability or involuntary termination without cause. Such restrictions may, however, be waived by the Compensation Committee in its discretion from time to time.

<F2>  Amounts are based upon an actual option term together with a restricted period totaling eight years. At the end of eight years, the total value of the 2,742,533 shares owned as of March 31, 1995 by the shareholders of MacDermid at 5% and 10% compounding from the market price on the date of grant would be approximately $35.83 and $51.98 per share or an aggregate value for all shares of $98,265,000 and $142,557,000, respectively.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

     The following table provides information with respect to the aggregate number of unexercised options held on such date by the Chief Executive Officer and the named executive officers as of March 31, 1995.

                                            Number of              Value of
                 Shares                     Securities underlying  unexercised
                 acquired                   unexercised            in-the-money
                 on             Value       options at             options at
                 exercise       realized    FY-end (#)  <F2>        FY-end ($)
Name                 #           $ <F1>     Exercisable/           Exercisable
                                            Unexercisable            <F2><F3>

- -------------------------------------------------------------------------------
Daniel H. Leever    7,500     $ 71,985        92,500                $2,443,203
Charles T. Cobb                               13,000                $  344,881
Terrence C.Copeland                           16,000                $  424,764
Michael A. Pfaff    2,050     $ 50,938        21,268                $  559,615
Charles D. Rice    10,000     $191,830        20,000                $  532,828


<F1>  Value is determined as the spread between the exercise price and the market price on the date of exercise.

<F2>  All options were exercisable on the date of grant and at March 31,
      1995.

<F3>  Calculated using a market value per share at March 31, 1995 of
      $43.00 as reported by the Nasdaq Stock Market.






                             EMPLOYEES PENSION PLAN

     The MacDermid Employees Pension Plan (the 'Pension Plan) is a qualified defined benefit plan. Pension payments may be made under the Pension Plan upon normal retirement commencing when an executive reaches age 60 based upon credited years of service up to a maximum of 30 years. Annual benefits are calculated on a single-life annuity basis and are subject to offsets for
(i) amounts based on the value of the executive's interest in the Profit Sharing Plan as of March 31, 1976, if any, and (ii) 0.45% of the lesser of covered compensation or final average compensation, as defined by the Internal Revenue Service Code (the "Code") Section 401(1), multiplied by the years of service.

     Under the MacDermid, Incorporated Supplemental Executive Retirement Plan (the "Supplemental Plan"), executive officers are entitled to the difference between the benefits actually paid to them under the Pension Plan and the benefits which they would have received under the Pension
Plan were it not for certain restrictions imposed under the Code relating to the amount of benefits payable under the Pension Plan and the amount of annual compensation which may be taken into account in determining benefits under the Pension Plan.

     Assuming that there are no changes in the Pension Plan and that participants historically have had earnings at least equal to the maximum Social Security wage base in each year of employment with MacDermid, the following table illustrates the estimated annual benefit payable for life under the Pension Plan and the Supplemental Plan to an employee retiring at age 60 on March 31, 1995 with maximum service under the Plan of up to 30 years. These benefits neither reflect an offset for the participant's March 31, 1976 interest in the Profit Sharing Plan nor do they recognize a Social Security supplement which is payable under the Pension Plan until the employee reaches age 65.

               ESTIMATED ANNUAL PENSION PAYABLE AT NORMAL RETIREMENT
                        BASED ON YEARS OF SERVICE INDICATED
Final Average
  Earnings        10 Years    15 Years    20 Years    25 Years   30 Years
- -------------------------------------------------------------------------
$150,000           21,049      31,573      42,097      52,621     63,146
$200,000           28,549      42,823      57,097      71,371     85,646
$250,000           36,048      54,073      72,097      90,121    108,145
$300,000           43,548      65,323      87,097     108,871    130,645
$350,000           51,048      76,573     102,097     127,621    153,145
$400,000           58,548      87,823     117,097     146,371    175,645
$450,000           66,048      99,073     132,097     165,121    198,145
$500,000           73,548     110,323     147,097     183,871    220,645
$600,000           88,548     132,823     177,097     221,371    265,645
$700,000          103,548     155,323     207,097     258,871    310,645
$800,000          118,548     177,823     237,097     296,371    355,645

     Covered compensation under the Pension Plan includes an employee's annual salary and bonus, which, for the Chief Executive Officer and four other named executive officers, is set forth in the Summary Compensation Table. Messrs. Leever, Cobb, Copeland, Pfaff, and Rice have 14, 20, 5, 13, and 5 years of credited service, respectively, under the Pension Plan.

                           COMPARATIVE STOCK PERFORMANCE


     The following graph and chart compare, during the five-year period commencing March 31, 1990 (at the market close) and ending March 31, 1995, the annual change in the cumulative total return on MacDermid's Common Stock with the Nasdaq Stock Market (U.S. & Foreign) and the Media General Specialty Chemicals Stock indices, assuming the investment of $100 on March 31, 1990 (at the market close) and the reinvestment of any dividends.


                       FIVE YEAR CUMULATIVE TOTAL RETURN


                                  (Graph)


     (The graph provided here has three data lines. Each line provides a representation of the cumulative total return achieved on MacDermid Common Stock, the Nasdaq Stock Market (U.S. and Foreign) and the Media General Specialty Chemicals Stock indices, respectively. The three lines each begin at $100 and then diverge, connecting each of their respective five other data points. The lines for the Nasdaq Stock Market and for Specialty Chemicals are similar and show fairly even growth from 1990 to 1995. MacDermid's data line generally trails Nasdaq and Specialty Chemicals through 1994 and, in 1995, increases to well above the comparator indices at the end of 1995.)

     Past share performance should not be viewed as necessarily indicative of future performance.

Graph Dollar Values  1990     1991      1992      1993      1994     1995
- -------------------------------------------------------------------------
MacDermid, Inc.       100      129       136       149       147      247

Nasdaq                100      114       145       166       181      198

Specialty Chemicals   100      122       150       155       167      173


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND OF MANAGEMENT

     The following table sets forth information as of June 1, 1995, with respect to ownership of Common Stock by any person known to MacDermid to be a beneficial owner of more than 5% of its Common Stock, by MacDermid's five most highly compensated executive officers and by all directors and officers of MacDermid as a group.  Unless otherwise noted, each person has sole voting and disposition power with respect to such person's shares.  The total of shares of Common Stock beneficially owned by the executive officers includes the right to acquire ownership through exercise of stock options.
- ---------------------------------------------------------------------------
                                        Number of Shares         Percent
     Beneficial Owner                   Beneficially Owned       of Class
- ---------------------------------------------------------------------------
     FIVE PERCENT BENEFICIAL OWNERS

     Harold Leever                         207,035 <F1>            7.48
     366 Guilds Hollow Road
     Bethlehem, Connecticut 06751

     MacDermid Employees Profit Sharing,   669,169 <F2>           24.18
     Pension and Stock Ownership Plans
     245 Freight Street
     Waterbury, Connecticut  06702

     Thomas W. Smith and                   211,460 <F1>            7.64%
     Prescott Investors, Inc.
     323 Railroad Avenue
     Greenwich, Connecticut 06830

     Bank of Boston Corporation            264,196 <F3>            9.55%
     100 Federal Street
     Boston, Massachusetts 02110

     Lazard Freres & Co.                   157,300 <F4>            5.68%
     One Rockefeller Plaza
     New York, N.Y. 10020

     Vanguard/Primecap Fund, Inc.          189,000 <F5>            6.83%
     P.O. Box 2600
     Valley Forge, PA 19482

     NAMED EXECUTIVE OFFICERS

     Daniel H. Leever                      124,803<F1> <F6> <F7>   4.38
     Charles T. Cobb                        13,295<F6>               *
     Terrence C. Copeland                   18,833<F6>               *
     Michael A. Pfaff                       32,456<F6> <F7>        1.16
     Charles D. Rice                        38,800<F6>             1.40
     All Directors and Officers            773,846(6)             26.30
     as a group (19 persons)


*  Less than 1% of shares outstanding

<F1>  Additional explanation of the shares beneficially owned by the
Directors is provided in the footnotes under Election of Directors.

<F2>  463,566 shares in the MacDermid Employees Profit Sharing Plan and 161,908 shares in the MacDermid, Incorporated Employee Stock Ownership Plan are beneficially owned by the Trustee of the plans, Shawmut Bank, N.A., One Federal Street, Boston, MA 02211, and 43,695 shares in the MacDermid, Incorporated Employees Pension Plan are beneficially owned by the Trustee of the plan, Investors Bank & Trust Company, 24 Federal Street, Boston, MA 02110. Under the terms of the Profit Sharing Plan and the ESOP, participants have the right to vote the shares credited to their accounts; however, the Trustee may, in its discretion, vote any shares (including unallocated shares) not voted by the participants. The trustee of the Pension Plan may vote all the MacDermid shares beneficially owned thereunder.

<F3>  The information for Bank of Boston Corporation ("BOB") is taken from its Schedule 13G dated February 13, 1995. Through its subsidiary, Bank of Boston Connecticut, BOB has sole voting power with respect to 264,196 shares, shared voting power with respect to no shares, sole dispositive power with respect to 89,190 shares and shared dispositive power with respect to 174,806 shares. 150,275 of the shares held by BOB are also beneficially owned by Mr. Harold Leever. See footnote (1) under Election of Directors.

<F4>  The information for Lazard Freres & Co. ("Lazard") is taken from its schedule 13G dated February 14, 1995.

<F5>  The information for Vanguard Primecap Fund, Inc. ("Primecap")
is taken from its Schedule 13G dated February 10, 1995.

<F6>  The beneficial owners of these shares generally have sole voting and investment power.  Includes 124,803; 13,295; 18,833; 32,456 and 30,800 shares of Common Stock held by Messrs. Leever, Cobb, Copeland, Pfaff and Rice, respectively, and 87,902 shares of Common Stock beneficially owned by 13 officers as a group in MacDermid's Profit Sharing and ESOP Plans. Also includes 80,000, 13,000, 16,000 and 21,268 shares of Common Stock which may be acquired upon exercise of options granted to Messrs. Leever, Cobb, Copeland, and Pfaff, respectively, and 175,268 shares of Common Stock in the aggregate which may be acquired upon exercise of options granted to 10 officers as a group through MacDermid's Special Stock Purchase Plan.

<F7>  Includes 20,000 and 2,732 shares of Common Stock for Messrs.
Leever and Pfaff, respectively, which are subject to restrictions on transfer under the Special Stock Purchase Plan.

                    INTEREST OF MANAGEMENT AND OTHERS
             IN CERTAIN TRANSACTIONS AND FAMILY RELATIONSHIPS

     Harold Leever is the Chairman, Director, and a nominee for Director of MacDermid. Mr. Leever's son, Daniel H. Leever is President, Chief Executive Officer, a Director and a nominee for Director of MacDermid.


                   ADDITIONAL INFORMATION RELATING TO
                  THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held a total of six regular meetings during the 1995 fiscal year. Each of the eight members of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board and the committees of which they are members. The Board has Audit, Compensation, Executive and Nominating Committees.

     The Audit Committee recommends independent auditors, reviews the scope of the audit examination and the independence of the auditors, reviews and approves non-audit services provided by the auditors, reviews findings and recommendations of the auditors and management's response thereto and reviews MacDermid's internal audit function. The Committee met three (3) times during the 1995 fiscal year. Members of the Committee are: Thomas W. Smith, Chairman, Donald G. Ogilvie, James C. Smith, and retiring Directors, Walter F. Torrance, Jr., Robert F. Weltzien and Francis M. White.

     The Compensation Committee reviews and makes recommendations to the Board with respect to officer compensation and administers the MacDermid, Incorporated Special Stock Purchase Plan, determining the persons to whom equity incentives are to be granted, the number of shares to be granted and the manner in which the exercise price shall be payable. The Committee, which met four (4) times during the 1995 fiscal year, includes Mr. Thomas W. Smith, Chairman, Donald G. Ogilvie, James C. Smith and retiring Directors, Walter F. Torrance, Jr., Robert F. Weltzien and Francis M. White.

     The Executive Committee may exercise, subject to limitations prescribed by law, those powers assigned to it by the Board of Directors. The Committee, which did not meet during the 1995 fiscal year, includes Harold Leever, Chairman; Daniel H. Leever, Donald G. Ogilvie, Thomas W. Smith, James C. Smith and retiring Directors, Walter F. Torrance, Jr., Robert F. Weltzien and Francis M. White.

     The Nominating Committee reviews and makes recommendations to the Board with regard to director nominees. Any shareholder wishing to recommend a nominee to the Board should do so in writing addressed to John L. Cordani, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671. The Committee, which met once during the 1995 fiscal year, includes Harold Leever, Chairman; Daniel H. Leever; Donald G. Ogilvie, Thomas W. Smith, James C. Smith and retiring Directors, Walter F. Torrance, Jr., Robert F. Weltzien and Francis M. White.

     Directors who are employees of MacDermid receive no compensation in addition to their salaries and benefits received as employees. Directors who are not employees are paid $500 for each meeting of the Board attended, an additional $500 for each meeting of the Board exceeding four hours duration, $150 for each committee meeting attended not coincident with a meeting of the Board, a quarterly cash retainer of $750, and an annual retainer of $2,000 payable in shares of MacDermid Common Stock. MacDermid provides up to $50,000 group term life insurance for each outside director for which it paid a total of $635 in premiums during the 1995 fiscal year.


                             SECTION 16 COMPLIANCE

     Mr. James C. Smith, a Director and current nominee, filed his Form 3, with respect to his election as a Director July 22, 1994, on August 3, 1994.






                                   ITEM 2

                           Proposal To Approve
          The MacDermid, Incorporated 1995 Equity Incentive Plan


     On May 15, 1995, the Board of Directors adopted, subject to approval by the shareholders, the MacDermid, Incorporated 1995 Equity Incentive Plan (the "Plan"), which provides for the grant to employees of MacDermid and its subsidiaries of restricted stock under the terms and conditions of the Plan.

The Board believes that it is advisable to adopt the Plan because it will enable MacDermid and its subsidiary corporations to grant certain of their employees the means to acquire a proprietary interest in MacDermid, thereby providing additional financial incentives for such employees to contribute to MacDermid's growth and profitability. Further, the Board believes that the availability of such incentives will be a factor in attracting and retaining those highly competent individuals upon whose judgment, initiative and leadership MacDermid's continuing success in large measure depends. Therefore, the Board of Directors recommends that the shareholders approve the Plan.

     The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit A.

     The Plan is administered by a committee of not fewer than two members of the Board of Directors (the "Committee"), each of whom must be a "disinterested person" within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and an "outside director" within the meaning of section 162(m)(4)(c)(i) of the Internal Revenue Code (the "Code"). The Committee may adopt such rules and regulations as it may deem desirable for administration of the Plan.

     Under the Plan, restricted shares may be granted for an aggregate, subject to certain adjustments, of up to 50,000 shares of Common Stock. Such shares may be treasury shares or may be authorized and unissued shares. Not more than 25,000 restricted shares may be issued under the Plan in any one year. On June 1, 1995, the closing price of a share of MacDermid stock on the Nasdaq National Market System was 44-3/4. A participant who is awarded restricted stock will have no rights with respect to such award unless the participant accepts the award by written instrument delivered to the Company accompanied by payment in full of the specified purchase price. Payment may be made in cash, certified or cashiers check or at the discretion of the Committee, by delivering shares of Common Stock having a fair market value not less than the amount for which payment is being made. Subject to certain exceptions, all shares of restricted stock issued under the Plan must be held and cannot be sold or otherwise transferred by the participant (except to MacDermid for the price paid therefor) for a period of four (4) years from the date of the award. In its sole discretion, the Committee may waive the restrictions against transfer applicable to the shares prior to the expiration of the four (4) year period.

     Under the Plan the Committee will select the appropriate individuals who will participate. Subject to the provisions of the Plan the Committee will then determine the size of the award of restricted stock ("Restricted Stock"), the conditions under which the award will be made, the purchase price to be paid, and the restrictions to be placed upon the shares. In the case of a participant who also participates in a MacDermid annual bonus plan, an award, if any, will be comprised of Restricted Stock having a fair market value equal to twenty (20%) of the annual bonus payout awarded to the participant under the applicable bonus plan and will be made in lieu of the allocable bonus amount. The Committee in its discretion may also award such a participant an additional number of shares as long-term compensation in any multiple or fraction of the number of shares awarded in lieu of the allocable bonus payout. The total annual award to any participant in any one year may not exceed an amount equal to that participant's annual bonus payout for such year. A participant will have all the rights of a stockholder with respect to the Restricted Stock awarded to him or her including voting and dividend rights, subject to any applicable restrictions on transfer and MacDermid repurchase rights, and subject to any other conditions contained in the award.

     If a participant's employment by MacDermid is terminated for any reason other than death, retirement in accordance with MacDermid"s qualified pension plan at or after attainment of age sixty (60), permanent disability or involuntary termination without cause while the participant holds shares which are subject to restrictions on transfer imposed by the Plan, the participant is required, at MacDermid's option, to sell such shares to MacDermid for the price he or she paid for the shares. However, if a participant's employment is terminated due to death or permanent disability any restrictions on the transfer of shares held by the participant pursuant to the Plan will lapse and such shares may be freely transferred.

     If a participant's employment is terminated by retirement in accordance with MacDermid's qualified pension plan at or after attainment of age sixty (60) while the participant holds shares which are subject to restrictions on transfer imposed by the Plan, the participant will be required to sell such shares to MacDermid for the price paid therefor if the Committee determines that the participant has engaged in misconduct, or if the participant competed with MacDermid within the restriction period. If the employment of a holder of shares of Restricted Stock is terminated due to involuntary termination without cause, while the shares are subject to restrictions, the restrictions on such shares shall be deemed to have lapsed in annual installments of twenty-five (25) percent on the first anniversary of the date of award of such shares and twenty-five (25) percent on each of the next three anniversaries of such date. Provision is made in the Plan for waiver of restrictions, at the discretion of the Committee.

     In the event that MacDermid's outstanding shares of Common Stock are increased or decreased as the result of a stock dividend, stock split, recapitalization or other similar event, the number of shares available for issuance under the Plan may be adjusted to the extent the Committee deems appropriate, with the approval of counsel, to preserve the rights of the participants.

     In addition, if MacDermid reclassifies or exchanges outstanding shares of Common Stock, consolidates or merges with or into another corporation or otherwise recapitalizes or reorganizes (other than with a subsidiary controlled by MacDermid), or sells or conveys to another corporation all or substantially all of MacDermid's assets (each a "Reorganization"), a Plan participant will have the right upon receipt of shares pursuant to an award to acquire the same kind and amount of securities and property which the participant would have been able to acquire if the participant had received such shares immediately before the Reorganization. In addition, the Committee will have the right in connection with any Reorganization to terminate all outstanding awards and/or to remove restrictions from some or all outstanding shares of restricted stock.

     If any person or entity owns or acquires, directly or indirectly, shares of the capital stock of MacDermid entitled to cast 25% or more of the votes to be cast generally in an election of directors (other than any such shares owned or acquired by any qualified employee benefit plan maintained by MacDermid), all restrictions imposed on any shares of Common Stock issued pursuant to the Plan will immediately lapse unless all members of the Board, who were members before such event and who comprise a majority of the Board of Directors, determine otherwise by unanimous vote.

     The Board of Directors may amend, suspend, or terminate the Plan except that no action may be taken which impairs participants' rights under outstanding awards without their consent and no amendment may be made without shareholder approval where such approval is required under Rule 16b-3 under the Securities and Exchange Act of 1934. The Committee may substitute new awards for awards previously granted to participants.

     A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is no longer subject to forfeiture, less any amount paid for the stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for the stock. If the election is made, no taxable income will be recognized when the shares subject to the election are no longer subject to forfeiture. If the shares subject to the election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to amounts previously included in income. Subject to the limitations of Section 162(m) of the Code, MacDermid, in general, will be entitled to a deduction equal to the amount of income recognized by the recipient in respect of the transfer of the shares of Restricted Stock. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of the shares after the forfeiture period has expired begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code.)

     The choice of individuals who will participate in the Plan is subject to the discretion of the Committee. In addition, any award made is subject to acceptance by the participant in accordance with its terms. As a result, it is not possible to indicate at this time the specific awards which may be received by any individual participant or groups of participants under the Plan.

     Under the terms of the Plan, as adopted by the Board of Directors, and as provided in the By-Laws of MacDermid, approval requires the affirmative vote of the holders of a majority of the Common Stock represented at the Meeting.

     The Board of Directors recommends a vote "for" adoption of the MacDermid, Incorporated 1995 Equity Incentive Plan (Item 2).

                     INDEPENDENT ACCOUNTANTS

     The independent public accountants for MacDermid for fiscal year 1995 were KPMG Peat Marwick LLP ("KPMG"), which firm has been selected to be MacDermid's auditors for fiscal year 1996 by the Board of Directors. At the Meeting, a representative of KPMG will have the opportunity to make a statement if he or she wishes to do so and will be available to answer any appropriate questions that may be asked by shareholders.


          SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy statement relating to the 1996 annual meeting must comply in all respects with the rules and regulations of the Securities and Exchange Commission and be received at MacDermid's principal executive offices at 245 Freight Street, Waterbury, Connecticut 06702-0671 no later than February 27, 1996. Such proposals should be addressed to the attention of John L. Cordani, Corporate Secretary.


                          ANNUAL REPORT

     This Proxy Statement has been preceded by or is accompanied with the Annual Report for the fiscal year ended March 31, 1995. Shareholders are referred to such report for financial and other information about the activities of the Corporation, but such report is not to be deemed a part of the proxy soliciting material.


                              MISCELLANEOUS

     The Board of Directors knows of no matters other than those referenced in the Notice of Annual Meeting which are to be brought before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

     It is important that Proxies be returned prior to the Meeting. Shareholders are urged to sign and date the enclosed Proxy and promptly return it in the enclosed envelope.


June 26, 1995                           JOHN L. CORDANI
                                        Corporate Secretary



     MacDermid, Incorporated will provide without charge, to any shareholder, upon written request, a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended March 31, 1995. Such request should be directed to John L. Cordani, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street,
Waterbury, Connecticut  06702-0671.

                                                                Exhibit A
                    MACDERMID, INCORPORATED
                   1995 EQUITY INCENTIVE PLAN

                    Effective May 15, 1995

      1. PURPOSES.  The purposes of the MacDermid, Incorporated 1995
Equity Incentive Plan (the "Plan") are (a) to enable MacDermid, Incorporated and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") to provide to its employees the means to acquire a proprietary interest in the Company, in order that such persons will have additional financial incentives to contribute to the Company's growth and profitability, and (b) to enhance the ability of the Company to attract and retain individuals of outstanding ability upon whom the success of the Company will depend. The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of restricted stock, all as more fully described below.

     2. ADMINISTRATION. The Plan shall be administered by a committee of not fewer than two members of the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended (the "Act") and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder. The Committee may adopt such rules and regulations as it may deem necessary or advisable for the administration of the Plan. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act or any successor provision.

     3. PARTICIPANTS. All employees of the Company shall be eligible to receive Awards and thereby become participants in the Plan. In granting Awards the Committee may include or exclude previous participants in the Plan as the Committee may determine. Receipt of an Award shall in no way be deemed to constitute a consent to or promise of continued employment by the Company.

     4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided herein, an aggregate of up to 50,000 shares of the Common Stock, without par value per share (the "Common Stock"), shall be available for issuance under the Plan. Such shares may be authorized and unissued shares or shares held in the Company's treasury. If any Award in respect of shares of Common Stock is forfeited for any reason or settled in a manner that results in fewer shares of Common Stock outstanding than were initially awarded, including without limitation the surrender of shares of Common Stock in payment of any tax obligation on the Award, the shares of Common Stock subject to such Award or so surrendered, as the case may be, to the extent of such forfeiture or decrease, shall again be available for award under the Plan.


     5. GRANT OF AWARDS.

        (a) Subject to the provisions of the Plan, the Committee may award shares of restricted stock to a participant under the Plan. A restricted stock Award entitles the recipient to acquire, for a purchase price equal to or exceeding par value, shares of Common Stock subject to the restrictions described in Section 6 below ("Restricted Stock"). A maximum of 25,000 shares of Restricted Stock may be awarded by the Committee in any year.

        (b) Subject to the provisions of the Plan, the Committee shall determine the persons to whom Awards are to be granted, the size of the Award and all other terms and conditions of the Award, provided, however, that in the case of a Plan participant who is also then a participant in a Company annual bonus plan, any Award granted by the Committee to such participant shall be comprised of:

             (i) That number of shares of Restricted Stock having a fair market value as of the date of the Award, as determined in good faith by the Committee, equal to twenty (20) percent of the annual bonus payout awarded to the participant under the applicable bonus plan (such Award to be in lieu of payment of the allocable bonus amount); plus

             (ii) That additional number of shares, if any, which the Committee in its sole discretion determines is appropriate to award to the participant for long-term compensation and which is a fraction or multiple of the number of shares awarded to the participant under the immediately preceding clause (i);

provided, further, however, that in no event shall the fair market value of shares awarded to any participant under the preceding clauses (i) and
(ii) exceed in any year one hundred (100) percent of the annual bonus payout awarded to the participant under the applicable bonus plan.

     6. TERMS OF RESTRICTED STOCK.

        (a) A participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

        (b) A participant who receives Restricted Stock will have all rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in this Section 6 and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until
(i) such shares are free of all restrictions under the Plan and (ii) the participant provides for payment to (or withholding by) the Company of all amounts, if any, required under then applicable provisions of the Code and state and local tax laws to be withheld with respect to the issuance of such shares to the participant.

        (c) Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except to the Company (if the Company agrees to purchase the shares) for an amount equal to the price paid for the shares, for a period of four (4) years from the date of issuance pursuant to an Award; provided, however, that the Committee in its sole discretion may determine from time to time for any reason to waive in whole or in part the restrictions applicable to any shares prior to the expiration of such four (4) year period.

        (d) If the employment of a holder of shares of Restricted Stock is terminated for any reason other than death, retirement in accordance with the Company's qualified pension plan at or after attainment of age sixty (60), permanent disability or involuntary termination without cause, while the shares are subject to the restrictions described in the immediately preceding paragraph, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase the shares.

        (e) If the employment of a holder of shares of Restricted Stock is terminated for retirement in accordance with the Company's qualified pension plan at or after attainment of age sixty (60), and the Committee, at any time while the shares are subject to the restrictions described in paragraph (c) above, determines that the holder, either before or after termination of the holder's employment by the Company,

             (i) has committed an act of misconduct for which he or she could have been discharged for cause by the Company, or

             (ii) has engaged, directly or indirectly, in competition with the Company, whether as an officer, employee, agent, proprietor or otherwise of, or by having any material investment or other material interest in, any business that involves in whole or in part any product or device similar to or competitive with any product or device sold by the Company during the employment of the holder or under active development by the Company at the time of the holder's cessation of employment, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase the shares.

        (f) If the employment of a holder of shares of Restricted Stock is terminated due to involuntary termination without cause, while the shares are subject to the restrictions described in paragraph (c) above, the restrictions on such shares shall be deemed to have lapsed in annual installments as follows: twenty-five (25) percent on the first anniversary of the date of award of such shares and twenty-five (25) percent on each of the next three anniversaries of such date (reduced in the event of any resulting fraction to the next lowest whole number).

        (g) If the employment of a holder of shares of Restricted Stock is terminated due to death or permanent disability, while the shares are subject to the restrictions described in paragraph (c) above, the restrictions on such shares shall lapse as of the date of such event, and the holder shall be free to dispose of the shares without further restriction.

        (h) The restrictions imposed under this Section 6 shall apply as well to all shares or other securities issued in respect of shares in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spinoff, split-off, merger, consolidation or reorganization. Any stock certificate issued in respect of shares awarded under the Plan shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such shares.

     7. CONDITIONS TO EFFECTIVENESS OF THE PLAN. The Plan shall not become effective, and any Awards granted under the Plan shall not be effective, unless and until the Plan shall have been duly approved by the shareholders of the Company.

     8. AMENDMENT AND TERMINATION. The Board by resolution at any time may amend, suspend or terminate the Plan, provided that (a) no such action shall be taken which impairs the rights of any participant under any outstanding Award, without such participant's consent, and (b) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision.

     9. EFFECT OF CHANGES IN COMMON STOCK. If the Company shall combine, subdivide or reclassify the shares of Common Stock which have been or may be awarded under the Plan, or shall declare thereon any dividend payable in shares of Common Stock, or shall take any other action of a similar nature affecting the Common Stock, then the number and class of shares of stock as to which Awards may thereafter be granted (in the aggregate and to any participant) shall be appropriately adjusted and, in the case of each Award outstanding at the time of any such action, the number and class of shares subject to such Award shall likewise be appropriately adjusted, all to such extent as may be determined by the Committee in its sole discretion, with the approval of counsel, to be necessary to preserve unimpaired the rights of the participant. Each and every such determination shall be conclusive and binding upon the participants.

     10. EFFECT OF REORGANIZATIONS. In case of any one or more reclassifications, changes or exchanges of outstanding shares of Common Stock or other stock (other than as provided in Section 11), or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, changes or exchanges of shares of the Company), or in case of any one or more sales or conveyances to any other corporation of the property of the Company as an entirety, or substantially as an entirety, any and all of which are hereinafter in this Section called "Reorganizations," a participant shall have the right, upon any subsequent receipt of shares pursuant to an Award, to acquire the same kind and amount of securities and property which such participant would then have if such participant had received such shares immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such participant as a result of that and subsequent Reorganizations, less all securities and property surrendered or canceled pursuant to any of the same, the adjustment rights in Section 9 and this Section 10 being continuing and cumulative.

     Notwithstanding any provision of Section 6 or any foregoing provision of this Section 10 to the contrary, the Committee shall have the right in connection with any Reorganization, upon not less than thirty (30) days' written notice to the participants, to terminate all outstanding Awards. In connection with such termination, the Committee in its discretion, prior to the effective date of the reorganization, may remove the restrictions from some or all outstanding shares of Restricted Stock.

     11. CHANGE IN CONTROL. In the event that at any time after the effective date of the Plan the Company shall have a "Principal
Stockholder," as hereinafter defined, then notwithstanding anything to the contrary contained herein, upon the date such event occurs, all restrictions imposed pursuant to Section 6 with respect to shares shall immediately lapse, unless the Board by unanimous vote of members who served as directors before such event and who constitute at least fifty-one
(51) percent of the Board determines otherwise.

     For purposes of this Section 11, (a) the term "Principal
Stockholder" means any corporation, person or other entity ("person") owning beneficially, directly or indirectly, shares of the capital stock of the Company entitled to cast twenty-five percent (25%) or more of the votes at the time entitled to be cast generally in the election of Directors by all of the outstanding shares of all classes of capital stock of the Company (other than any such shares held by any qualified employee benefit plan maintained by the Company), considered for purposes
of this Section 11   as one class; (b) in determining such ownership, a
person shall be deemed to be the beneficial owner of any shares of capital stock of the Company which are beneficially owned, directly or indirectly, by any other person (i) with which it or its "affiliate" or "associate," as hereinafter defined, has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of capital stock of the Company or (ii) which is its "affiliate" or "associate;" (c) a person shall be deemed to be an "affiliate" of, or affiliated with, a specified person if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and (d) the term "associate" used to indicate a relationship with any person shall mean (A) any corporation or organization (other than the Company or any subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity security, (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     12. GENERAL PROVISIONS.

         (a) Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provision, any Common Stock or other equity security offered under the Plan to a person subject to Section 16 of the Act may not be sold for at least six months after acquisition.

         (b) Each Award under the Plan shall be evidenced by a writing delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax or regulatory laws and accounting principles.

         (c) The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (d) No Award may be transferred other than by will or by the laws of descent and distribution.

         (e) When a participant purchases Restricted Stock pursuant to an Award for a price equal to the par value of the Restricted Stock, the Committee in its discretion may determine that such price has been satisfied by past services rendered by the participant.

     13. INTERPRETATION. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs and legal representatives. Any rule or regulation adopted by the Committee (whether under the authority of this Section or Section 2 above) shall remain in full force and effect unless and until altered, amended or repealed by the Committee.

                                                            Appendix A

                              FORM OF PROXY
                                 (Front)



PROXY                   MACDERMID, INCORPORATED                  PROXY

       This Proxy is Solicited on Behalf of the Board of Directors

   Annual Meeting of Shareholders -- July 20, 1995 at 3:30 P.M., E.D.T. At The Holiday Inn Waterbury, 63 Grand Street, Waterbury, Connecticut

     The undersigned hereby constitutes and appoints HAROLD LEEVER and DANIEL H. LEEVER, or either of them, with full power of substitution in each, attorneys and proxies to act on behalf of the undersigned at said meeting and at any adjournment thereof, with authority to vote on the following matters all shares of stock which the undersigned would be entitled to vote at said Meeting if personally present as directed on the reverse side hereof with respect to the items set forth in the accompanying Proxy Statement and in their discretion upon such other matters as may properly come before the Meeting.

   PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY VOTING INSTRUCTION CARD
                        IN THE ENCLOSED ENVELOPE.

               (Continued and to be signed on reverse side.)

                                  (Reverse)


   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

A vote FOR items 1, 2 and 3 is recommended by the Board of Directors.
1. Election of Directors
   Nominees: Harold Leever, Daniel H. Leever,
   Donald G. Ogilvie, James C. Smith and
   Thomas W. Smith
               FOR WITHHOLD FOR ALL (Except Nominee(s) written below) [ ] [ ] [ ] _________________________________

2. Approval of MacDermid, Incorporated 1995 Equity Incentive Plan
               FOR   AGAINST   ABSTAIN
               [ ]     [ ]       [ ]

3. In their discretion, upon any other matters as may properly come before the meeting.
               AUTHORITY  AUTHORITY
               GRANTED     WITHHELD
                [ ]          [ ]

This proxy, when properly executed, will bevoted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the above matters.

      Dated:________________________,1995
Signature(s)_____________________________
            _____________________________
       NOTE:  Please sign exactly as name appears hereon.
       For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee, guardian, corporate officer, etc., please give your full title.


[Space is provided for a mailing label containing the shareholder's name, address, account number, CUSIP number, sequence number and number of shares.]